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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069, 333-152998, 333-168669 and 333-172861) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335, 333-150070, 333-159010, 333-165478, 333-168670, 333-175644 and 333-178382) of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.) dated March 11, 2010 relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2009 of Satcon Technology Corporation and its subsidiaries, which appears in this Annual Report on Form 10-K of Satcon Technology Corporation and its subsidiaries for the year ended December 31, 2011.

/s/ Caturano and Company, Inc.

Boston, Massachusetts
March 15, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM